377 Putnam Discovery Growth Fund
06/30/05 Semi Annual

Because of the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended June 30, 2005, Putnam Management has
assumed $3,039 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

74U1		Class A	35,447
		Class B	23,279
                Class C 2,675

74U2            Class M 1,632
                Class R 2
                Class Y 701

74V1		Class A	17.12
		Class B	15.83
                Class C 16.32

74V2		Class M	16.27
                Class R 17.06
                Class Y 17.26